Exhibit 99.1

Royal Gold Announces Third Quarter Dividend

DENVER, COLORADO.  MAY 26, 2011:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL), today announced that its Board of Directors has declared its third quarter dividend of $0.11 per share of common stock.  The dividend is payable on July 15, 2011 to shareholders of record at the close of business on July 1, 2011.  The quarterly dividend of US$0.11 is also payable to holders of exchangeable shares of RG Exchangeco.

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalties and similar interests.  The Company’s portfolio consists of 187 properties on six continents, including interests on 36 producing mines and 23 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karen Gross
Vice President and Corporate Secretary
(303) 575-6504